UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 30, 2006

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

On June 30, 2006, PureDepth, Inc. (Company or Registrant) sold and issued warrants in a financing transaction with a holder of its outstanding warrants in which it raised gross proceeds of approximately $1 million in connection with the exercise of pre-existing warrants into common stock. Pursuant to the transaction, the warrantholder exercised warrants to purchase an aggregate of 1,140,812 shares of common stock at an exercise price of approximately $0.8733 per share, and in consideration received, in addition to the 1,140,812 shares of common stock issuable upon exercise of the warrants, three-year warrants to purchase an aggregate of 1,140,812 shares of common stock at an exercise price of approximately $1.20 ($1.200763) per share. The Company will use the capital raised for working capital and other general corporate purposes.

For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder. The Company relied on this exemption and/or the safe harbor rule thereunder based on the fact that (i) the investor, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that it was capable of evaluating the risks of the investment, and (ii) the Company has obtained subscription agreements from the investor indicating that it was an accredited investor and purchasing for investment only. Neither the warrants, nor the shares of common stock underlying the warrants have been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from registration requirements.

The form of Common Stock Purchase Warrant has been filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2006, the Board of Directors of PureDepth, Inc. appointed Robert O’Callahan as Chief Financial Officer of PureDepth, Inc. Fred Angelopoulos resigned his position as acting Chief Financial Officer upon this appointment. Mr. Angelopoulos continues to serve as the Company’s President and Chief Executive Officer and as a member of its Board of Directors.

Mr. O’Callahan previously served as Chief Financial Officer of International Microcomputer Software, Inc., (now known as Broadcaster, Inc.) since July 2005. Mr. O'Callahan had provided senior financial management and Sarbanes-Oxley compliance consulting for various firms following his work as Chief Financial Officer of Salon Media Group, Inc., a supplier of Internet journalism and other content from 2000 to 2003. From 1992 to 1997, Mr. O'Callahan was Chief Financial Officer of Consan, Inc. a wholesale distributor of digital mass storage equipment. Mr. O'Callahan holds a master's degree in management from the J.L. Kellogg Graduate School of Management at Northwestern University, J.D. and B.A degrees from the University of Washington and a CPA certificate (inactive).

Employment arrangements involve an annual base compensation of $150,000 and benefits in line with other senior management, with the terms of performance based bonus eligibility to be determined. Mr. O’Callahan will receive stock options to acquire five hundred thousand (500,000) shares of the common stock pursuant to PureDepth’s 2006 Stock Incentive Plan, as amended. PureDepth and Mr. O’Callahan have not yet formalized in writing the other employment terms, but expect such terms to be consistent with those of other PureDepth senior management contracts.

Item 9.01.   Financial Statements and Exhibits

Exhibit No.	Description

4.1.1	Common Stock Purchase Warrant dated June 30, 2006 issued by PureDepth, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: (Registrant)

Date: July 6, 2006	By:	/s/ Fred Angelopoulos

FRED ANGELOPOULOS Chief Executive Officer

EXHIBIT INDEX

EXHIBITS

Exhibit No.	Description

4.1.1	Common Stock Purchase Warrant dated June 30, 2006 issued by PureDepth, Inc.